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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission File Numbers)	13-3989167 74-1282680 (IRS Employer Identification Nos.)
4444 Brittmore Road Houston, Texas (Address of principal executive offices)		77041 (Zip Code)
Registrant's telephone number, including area code: (713) 335-7000
N/A (Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On October 26, 2004, Universal Compression Holdings, Inc. issued a press release announcing earnings for its fiscal quarter ended September 30, 2004. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events

        On October 26, 2004, Universal Compression Holdings, Inc. issued a press release announcing that Universal Compression Canada, Limited Partnership, a subsidiary of Universal Compression Holdings, Inc., has agreed in principle to purchase the contract compression fleet of Hanover Canada Corporation, a subsidiary of Hanover Compression Company, for approximately $57 million in cash. A copy of the press released is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Press Release, dated October 26, 2004 (regarding earnings for the fiscal quarter ended September 30, 2004)

99.2
Press Release, dated October 26, 2004 (regarding agreement in principle to purchase contract compression fleet from Hanover Canada Corporation)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: October 26, 2004	By:	/s/ J. MICHAEL ANDERSON J. Michael Anderson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 26, 2004 (regarding earnings for the fiscal quarter ended September 30, 2004)
99.2	Press Release, dated October 26, 2004 (regarding agreement in principle to purchase contract compression fleet from Hanover Canada Corporation)

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  Item 2.02 Results of Operations and Financial Condition
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX